Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85430) and Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413, 33-35305, 33-50813, 33-64959, 333-03941, 333-61859, 333-66051, 333-90309, 333-04459, 333-48202, 333-60402, and 333-83426) of Gannett Co., Inc. of our report dated February 6, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 18, 2003